Exhibit 99.1

Werner Enterprises Expands and Diversifies its Logistics Capabilities
with the Acquisition of ReedTMS Logistics

OMAHA, Neb., November 7, 2022 -- Werner Enterprises, Inc. (Nasdaq: WERN), one of the nation’s largest transportation and logistics companies, announced today it has signed a definitive agreement and closed on the acquisition of 100% of the stock of Reed Transport Services, Inc. and RTS-TMS, Inc., doing business as ReedTMS Logistics (“ReedTMS”).

ReedTMS, founded in 1996 and based in Tampa, Florida, is a leading asset-light logistics provider and truckload carrier that offers a comprehensive suite of freight brokerage and truckload solutions to a diverse customer base.

Summary of ReedTMS:
•Revenues of $372 million for the 12 months ended September 30, 2022, 90% freight brokerage and 10% trucking
•More than 800 customers, with two-thirds of revenues in the attractive and stable food and beverage industries, minimal customer overlap with Werner and top 10 customers average eight years of tenure with ReedTMS
•Freight brokerage revenues are 65% contractual and 35% transactional
•An extensive freight brokerage network with 19,000 active carriers and 70,000 approved carriers
•A talented and experienced leadership team, drivers and non-driver associates will remain with the business, and Werner will retain the ReedTMS brand
•ReedTMS provides superior customer service, which has enabled a 28% annual compound growth rate of revenues over the last five years
•Werner and ReedTMS both champion a culture to serve winning customers with excellence, establishing long-term mutual service and capacity objectives and delivering best-in-class performance to stabilize volume and minimize churn
•ReedTMS will operate as a standalone business unit within Werner, and we will report their freight brokerage financial results in our Werner Logistics segment and their truckload financial results in the Dedicated business unit in our Truckload Transportation Services segment

“We are thrilled to welcome the accomplished ReedTMS team to Werner. ReedTMS Logistics further strengthens our freight brokerage capabilities,” said Derek Leathers, Chairman, President and Chief Executive Officer. “ReedTMS will elevate our logistics portfolio with new customers, by expanding and diversifying our industry verticals. This transaction continues to build upon our Werner DRIVE strategy and positions us for future profitable growth. We expect this acquisition to be accretive to diluted earnings per share in year one.”

“We are excited to join the Werner team, who we have always considered an industry leader,” said Jason Reed, CEO of ReedTMS Logistics. “Werner will enable us to achieve key goals, including creating broader opportunities for our associates, expanding our service capabilities for our customers and helping us continue our quest to leverage best in class technology solutions for our associates, customers, suppliers and other stakeholders.”

“We believe the cultural fit between ReedTMS and Werner in terms of our people and our customers is a differentiator. We look forward to jointly growing our combined logistics business with Werner,” said Mark Reed, Jr., President of ReedTMS Logistics.

Werner Enterprises, Inc. - Release of November 7, 2022

Conference Call Information

Werner Enterprises will conduct a conference call to discuss the ReedTMS acquisition today at 1:00 p.m. CT. The news release, live webcast of the conference call, and the accompanying slide presentation will be available at www.werner.com in the “Investors” section under “News & Events” and then “Events Calendar.” To participate in the conference call, please dial (844) 701-1165 (domestic) or (412) 317-5498 (international). Please mention to the operator you are dialing in for the Werner Enterprises’ call. A replay of the conference call will be available on November 7, 2022, in the evening through December 7, 2022, by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and using the access code 5565158. A replay of the webcast will also be available at www.werner.com in the “Investors” section under “News & Events” and then “Events Calendar.”

About Werner Enterprises

Werner Enterprises, Inc. (Nasdaq: WERN) delivers superior truckload transportation and logistics services to customers across the United States, Mexico and Canada. With 2021 revenues of $2.7 billion, an industry-leading modern truck and trailer fleet, over 14,000 talented associates and our innovative Werner EDGE technology, we are an essential solutions provider for customers who value the integrity of their supply chain and require safe and exceptional on-time service. Werner provides Dedicated and One-Way Truckload services as well as Logistics services that include truckload brokerage, freight management, intermodal and final mile. As an industry leader, Werner is deeply committed to promoting sustainability and supporting diversity, equity and inclusion.

About ReedTMS Logistics

Reed Transport Services, Inc. and RTS-TMS, Inc., doing business as ReedTMS Logistics, is headquartered in Tampa, Florida. ReedTMS was founded in 1996 by Mark Reed, Sr., the father of CEO Jason Reed, and President Mark Reed, Jr. ReedTMS is a leading asset-based third-party logistics and truckload provider specializing in produce transportation across the U.S. Through operating centers in Florida and Wisconsin and logistics branch offices in Alabama, Ohio, Pennsylvania and Florida, ReedTMS personnel provide superior service to their customers.

Werner Enterprises, Inc. - Release of November 7, 2022

Legal Counsel

Koley Jessen P.C., L.L.O. served as legal counsel to Werner Enterprises, and Akerman LLP served as legal counsel to ReedTMS.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and subsequently filed Quarterly Reports on Form 10-Q.

For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.

Contact:
John J. Steele
Executive Vice President, Treasurer
and Chief Financial Officer
(402) 894-3036

Source: Werner Enterprises, Inc.